UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 18, 2004


                       Telestone Technologies Corporation
               (Exact Name of Registrant as Specified in Charter)

                        Commission File Number: 033-15096

        Delaware                                               84-1111224
        --------                                               ----------
(State of Incorporation)                                (IRS Employer ID Number)

Floor 6, Saiou Plaza, No. 5 Haiying Road
Fengtai Technology Park
Beijing, People's Republic of China                               100070
----------------------------------------                          ------
(Address of Principal Executive Offices)                        (Zip Code)

                                 86-10-83670505
                         (Registrant's telephone number)




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       Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 - Changes in Registrant's Certifying Accountant

         On October 18, 2004, the Board of Directors of Telestone Technologies Corporation (the "Company") was notified by Williams & Webster, P.S. that, due to the desire of the Company to change independent registered public accounting firms, the firm would resign effective on said date. The Company's Board of Directors has accepted the resignation of Williams & Webster on October 18, 2004.

         No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or uncertainty, or it was qualified or modified as to audit scope accounting principles or except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

         During the Company's two most recent fiscal years (ended December 31, 2003 and 2002) and from January 1, 2004 to the date of this Report, there were no disagreements with the Company's independent registered accounting firms on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in
Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2003 and 2002) and from January 1, 2004 to the date of this Report, except for the effects upon internal controls from the prior company's bankruptcy filing.

         The Company has appointed Moores Rowland Mazars, Chartered Accountants/Certified Public Accountants of Hong Kong as its independent registered public accounting firm to audit its financial statements for fiscal 2004.

                  Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.       Description
-----------       -----------
16.1              Letter regarding change in certifying accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Telestone Technologies Corporation

Date: October 20, 2004                        By:  /s/ Han Daqing
                                              -------------------
                                              Han Daqing,
                                              Chief Executive Officer